Exhibit 99.1

Execution Version

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of July 26, 2020, by and among (a) Future Fiber FinCo, Inc., a Delaware corporation (“Parent”), and (b) each Person set forth on Schedule I attached hereto (each such Person, a “Stockholder”, and, collectively, the “Stockholders”). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, among Parent, Olympus Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Otelco Inc., a Delaware limited liability company (the “Company”).

WHEREAS, as of the date hereof, each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including power to dispose of (or to direct the disposition of) and has the power to vote (or to direct the voting of)) the number of shares of Class A common stock, par value $0.01 per share (the “Shares”), of the Company set forth opposite the name of such Stockholder on Schedule I hereto;

WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which, among other things, the parties have agreed to consummate the Transactions, including the Merger, subject to the terms and conditions set forth therein; and

WHEREAS, the Company Board at a meeting duly called and held has unanimously adopted resolutions that (i) determined that the Merger Agreement and the Transactions are fair to, advisable to, and in the best interests of, the Company and the stockholders of the Company; (ii) approved and declared advisable the Merger Agreement and the Transactions; (iii) recommended that the stockholders of Company adopt the Merger Agreement; and (iv) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption by them.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Other Definitions.

For purposes of this Agreement:

(a)               “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(b)               “Permitted Transfer” means a Transfer of Subject Shares by a Stockholder to (A) an Affiliate; (B) a spouse or lineal descendant (whether natural or adopted), sibling, parent, heir, executor, administrator, testamentary trustee, lifetime trustee or legatee of such Stockholder; (C) any charitable organization described in section 170(c) of the U.S. Internal Revenue Code of 1986, as amended; (D) any trust, the trustees of which include only a Stockholder or a Person named in clause (A) or (B) and the beneficiaries of which include only the Persons named in clause (A), (B) or (C); (E) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only a Stockholder and/or the Persons named in clause (A) or (B); or (F) if such Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, provided that, in each case, prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the Subject Shares subject to such Transfer and to be bound by the terms of this Agreement, with respect to the Subject Shares subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the Subject Shares transferred as such Stockholder shall have made hereunder.

(c)               “Subject Shares” means, with respect to any Stockholder, the Shares set forth next to the name of such Stockholder on Schedule I hereto, together with any other Shares that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof.

ARTICLE II

VOTING AGREEMENT

Section 2.1            Agreement to Vote the Subject Shares.

(a)               From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at the Company Stockholder Meeting or any other meeting of the Company’s stockholders (or, in each case, any adjournment or postponement thereof), however called, each Stockholder agrees to take the following actions (or to cause the applicable holder of record of its Subject Shares to take the following actions):

(i)               to appear and be present (in person or by proxy, in accordance with the Bylaws) at the Company Stockholder Meeting or any other meeting of the Company’s stockholders (or, in each case, any adjournment or postponement thereof);

(ii)              to affirmatively vote and cause to be voted all of its Subject Shares in favor of (“for”) the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, to the extent that such matters are submitted for a vote at the Company Stockholder Meeting or any other meeting of the Company’s stockholders (or, in each case, any adjournment or postponement thereof); and

(iii)            to vote and cause to be voted all of its Subject Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 7.1 and 7.2 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Charter or the Bylaws, or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the Transactions.

(b)               Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Stockholder from performing such Stockholder’s obligations under, the provisions and agreements set forth in this Article II.

ARTICLE III

STANDSTILL AND NON-SOLICITATION

Section 3.1            Standstill in Respect of Subject Shares.

Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Stockholder shall not, directly or indirectly, except as (i) specifically requested or approved by Parent in writing or (ii) expressly contemplated by this Agreement:

(a)               sell, transfer (including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Stockholder’s Subject Shares (or any right, title or interest thereto or therein), except pursuant to a Permitted Transfer;

(b)               deposit any of such Stockholder’s Subject Shares into a voting trust, grant any proxies or enter into any tender, voting agreement, power of attorney, voting trust or other agreement with respect to any of such Stockholder’s Subject Shares to, directly or indirectly, grant a proxy or power of attorney or give instructions with respect to the voting of such Stockholder’s Subject Shares in a manner that is inconsistent with this Agreement or the Merger Agreement, or otherwise take any action with respect to such Stockholder’s Subject Shares that would in any way restrict, limit or interfere with the performance of such Stockholder’s covenants and obligations hereunder or the Merger, the other Transactions contemplated by the Merger Agreement or the transactions contemplated hereby;

(c)               acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its subsidiaries;

(d)               make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Transactions;

(e)               make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its subsidiaries or its and its subsidiaries’ securities or material assets, except as required by Law;

(f)                form, join or in any way participate in a “group” (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a)-(e) of this Section 3.1; or

(g)               agree (whether or not in writing) to take any of the actions referred to in this Section 3.1.

Any action taken in violation of the foregoing shall be null and void ab initio.

Section 3.2            Additional Subject Shares.

Until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall promptly notify Parent of the number of Shares, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof. Any Shares as to which such Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Subject Shares, as applicable, for purposes of this Agreement. In the event of a stock split, stock dividend, or any change in the Shares by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term “Subject Shares” shall be deemed to refer to and include any Shares or other shares of capital stock which are received by a Stockholder in any such transaction.

Section 3.3            Acquisition Proposals.

(a)               From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates and Representatives related to any Acquisition Proposal and, except as permitted by Section 3,3(b), will not, and will not authorize any of its respective Representatives to, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or offer that would reasonably be expected to lead to, or that constitutes, an Acquisition Proposal; (ii) engage in, continue or otherwise participate in any discussions concerning, or provide access or otherwise furnish to any Person (other than Parent, Merger Sub or any designees of Parent or Merger Sub), any non-public information relating to the Company or any of its Subsidiaries or any of their respective properties, books, records or personnel or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any designees of Parent or Merger Sub), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, or otherwise relating to or in connection with, an Acquisition Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract or agreement in principle, understanding or arrangement, in each case, relating to an Acquisition Transaction or any Contract requiring the Company to abandon, terminate or fail to consummate the Merger or the other Transactions; (vi) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company or such Stockholder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or (vii) resolve or agree to take any of the foregoing actions.

(b)               Notwithstanding anything to the contrary in this Agreement, solely to the extent that the Company is permitted to take the actions set forth in Section 5.3 of the Merger Agreement with respect to an Acquisition Proposal, each Stockholder and its Representatives will be free to participate in any discussions or negotiations regarding such Acquisition Proposal with the Person making such Acquisition Proposal and such Person’s Representatives and to otherwise take action to the extent the Company may take such action, provided that (i) such action by such Stockholder and its Representatives would be permitted to be taken by the Company pursuant to Section 5.3 of the Merger Agreement, (ii) the Stockholders have not solicited such Acquisition Proposal, (iii) such discussions or negotiations with the Stockholders only are regarding such Acquisition Proposal and (iv) Parent is granted equivalent access to the Stockholders for the purposes of discussions or negotiation.

(c)               From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof each Stockholder shall promptly (and, in any event, within 24 hours) notify Parent if any offers or proposals with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Stockholder or any of its Representatives and provide Parent with copies of all material documents and other material written communications received by such Stockholder setting forth the terms and conditions of such Acquisition Proposal. Thereafter, each Stockholder must keep Parent reasonably informed, on a prompt basis (in any event within twenty-four (24) hours), of the status and terms of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(d)               Any violation or breach of the restrictions or obligations set forth in this Section 3.3 by any Representative of a Stockholder acting on behalf of or at the direction of the such Stockholder shall be deemed to be a breach of this Section 3.3 by the Stockholder. For the purposes of this Section 3.3, the Company will not be deemed to be a Representative of any Stockholder, and no officer, director, employee, agent or advisor of the Company (in each case solely in their capacity as such) will be deemed to be a Representative of any such Stockholder.

(e)                For the avoidance of doubt, nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company) under the Merger Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1            Each Stockholder hereby represents and warrants to Parent as follows:

(a)       Authority; Binding Nature.

Such Stockholder has all requisite power and authority to (a) execute and deliver this Agreement, (b) perform its covenants and obligations hereunder and (c) consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder’s covenants and obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary action on the part of such Stockholder, and no additional actions are necessary to authorize (i) the execution and delivery of this Agreement by such Stockholder; (ii) the performance by such Stockholder of its covenants and obligations hereunder; or (iii) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Legal Proceeding at law or in equity).

(b)       Ownership of Shares. As of the date hereof, such Stockholder beneficially owns the number of Shares set forth opposite the name of such Stockholder on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other lien (except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Stockholder has the sole power to vote (or cause to be voted) the Subject Shares, the sole power to dispose of the Subject Shares and good and valid title to the Subject Shares. As of the date hereof, such Stockholder does not own, beneficially or of record, any Company Securities other than the Shares set forth opposite the name of such Stockholder on Schedule I hereto and as disclosed in the filings made by, or on behalf of, such Stockholder with the SEC pursuant to Section 13(d) of the Exchange Act or Section 16(a) of the Exchange Act.

(c)       No Conflicts. The execution and delivery of this Agreement by such Stockholder do not, the performance of such Stockholder’s covenants and obligations hereunder and compliance with the terms hereof will not, and the consummation by such Stockholder of the transactions contemplated hereby will not conflict with, require any payment or consent under, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of such Stockholder under, any provision of (i) the Organizational Documents of such Stockholder, (ii) any Contract which such Stockholder is a party or by which any of their respective properties or assets is bound or (iii) any Law or order applicable to such Stockholder or its respective properties or assets.

(d)       Absence of Litigation. As of the date hereof, except as would not, individually or in the aggregate, prevent, interfere with, impair or materially delay such Stockholder’s ability to consummate the transactions contemplated hereby or have a material adverse effect on the ability of such Stockholder to fully perform its respective covenants and obligations pursuant to this Agreement, there is no Legal Proceeding pending or, to such Stockholder’s knowledge, threatened against or involving or affecting, such Stockholder, its Subject Shares or its properties or assets. Such Stockholder is not subject to any order of any kind or nature that individually or in the aggregate, prevent, interfere with, impair or materially delay the consummation of the Transactions or the transactions contemplated hereby or have a material adverse effect on the ability of such Stockholder to fully perform its respective covenants and obligations pursuant to this Agreement.

(e)       Brokers. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor, finder, agent or other Person retained or engaged by the Company).

(f)       Reliance by Parent. Such Stockholder acknowledges and agrees that it has had the opportunity to review this Agreement and the Merger Agreement with counsel and other professional advisors of its own choosing. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other Transactions.

Section 4.2            Parent hereby represents and warrants to the Stockholders as follows:

(a)       Authority; Binding Nature.

Parent has all requisite power and authority to (a) execute and deliver this Agreement, (b) perform its covenants and obligations hereunder and (c) consummate the transactions contemplated hereby to be consummated by Parent. The execution and delivery of this Agreement by Parent, the performance of Parent’s covenants and obligations hereunder and the consummation by Parent of the transactions contemplated hereby to be consummated by Parent have been duly and validly authorized by all necessary action on the part of Parent, and no additional actions are necessary to authorize (i) the execution and delivery of this Agreement by Parent; (ii) the performance by Parent of its covenants and obligations hereunder; or (iii) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Stockholders) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Legal Proceeding at law or in equity).

(b)       No Conflicts. The execution and delivery of this Agreement by Parent does not, the performance of Parent’s covenants and obligations hereunder and compliance with the terms hereof will not, and the consummation by Parent of the transactions contemplated hereby will not conflict with, require any payment or consent under, or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the Organizational Documents of Parent, (ii) any Contract which Parent is a party or by which any of their respective properties or assets is bound or (iii) any Law or order applicable to Parent or its properties or assets.

ARTICLE V

TERMINATION

Section 5.1            Termination.

(a)               Subject to Section 5.1(b), this Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and each of the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms; (iii) the consummation of the Merger; and (iv) the delivery of written notice of termination by the Stockholders to Parent following the date of any modification, waiver, change or amendment of the Merger Agreement executed after the date hereof that results in (x) a decrease in the Merger Consideration or (y) a change in the form of the Merger Consideration, in each case effected without the prior written consent of the Stockholders. Subject to Section 5.1(b), upon termination of this Agreement in accordance with this Section 5.1(a), (x) this Agreement shall be deemed null and void and shall have no further force or effect, (y) other than a termination in accordance with clause (iii) of this Section 5.1(a), any consent executed pursuant hereto shall be deemed null and void and shall have no further force or effect and (z) there shall be no liability or obligation hereunder on the part of Parent or any of the Stockholders or any of their respective Affiliates, or any of their or their respective Affiliates’ managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns.

(b)                Notwithstanding Section 5.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party’s willful and material breach of any of the terms of this Agreement prior to such termination. The provisions of this Article V and Article VI hereof shall survive the termination of this Agreement. Unless this Agreement has been terminated in accordance with Section 5.1(a), notwithstanding anything herein to the contrary, the obligations of the Stockholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Company Board (or any committee thereof).

ARTICLE VI

MISCELLANEOUS

Section 6.1            Appraisal Rights; Claims.

(a)               To the extent permitted by applicable Law, each Stockholder hereby irrevocably waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Stockholder may have under Section 262 of the DGCL or other similar Law.

(b)               Each Stockholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger.

Section 6.2            Documentation and Information.

Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement, and (ii) will give to Parent, as promptly as practicable after such Stockholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Stockholder will notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect. Each Stockholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure.

Section 6.3            Further Actions.

From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement

Section 6.4            Amendments and Waivers.

Subject to applicable Law and subject to the other provisions of this Agreement including as relates to amendments to Schedule I hereto in accordance with the terms of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. At any time and from time to time, any of the parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

Section 6.5            Counterparts.

This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by Electronic Delivery, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Section 6.6               Applicable Law; Jurisdiction; Waiver of Jury Trial.

This Agreement, and all disputes, claims, actions, suits, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the negotiation, administration, performance and enforcement of this Agreement shall be governed by, and construed in accordance with the Laws of the State of Delaware, including its statutes of limitations, without giving effect to any Laws or other rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws or statutes of limitations of any jurisdiction other than the State of Delaware. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in any manner as may be permitted by applicable Law, and nothing in this Section 6.6 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any Legal Proceeding arising in connection with this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER AGREEMENTS TO BE ENTERED INTO IN CONNECTION HEREWITH, AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7            Notices.

All notices and other communications hereunder will be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or, if by e-mail, upon written or electronic confirmation of receipt, in each case to the intended recipient as set forth below:

(a)          if to any Stockholder, to:

Mr. Ira Sochet
24 North Pine Circle

Belleair Beach, Florida 33756
Email: socheti@aol.com

With a copy (which shall not constitute actual or constructive notice) to:

Arent Fox LLP

1717 K Street NW

Washington, DC 20006
Attention: Jeffrey E. Jordan
Email: Jeffrey.Jordan@arentfox.com

(b)          if to Parent or Merger Sub, to:

Oak Hill Capital Management, LLC
65 East 55th Street, 32nd Floor
New York, NY 10022
Attention: John Monskey
Email: jmonsky@oakhill.com

With a copy (which shall not constitute actual or constructive notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Angelo Bonvino

                 Brian C. Lavin
Email:  abonvino@paulweiss.com

             blavin@paulweiss.com

Section 6.8               Entire Agreement.

This Agreement, the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

Section 6.9            Assignment; Third Party Beneficiaries.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, provided, that Parent may assign, in its sole discretion and at any time, any or all of its respective rights, interests and obligations under this Agreement to any direct or indirect Affiliate of Parent without the consent of any other party hereto, and, subject to Section 1.1(b), a Stockholder may assign, in its sole discretion, any or all of its respective rights, interests and obligations under this Agreement with respect to any Subject Shares transferred to a Permitted Transferee to such Permitted Transferee at the time of the Transfer of such Subject Shares, without the consent of any other party hereto, but no such assignment shall relieve any party of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective heirs, beneficiaries, grantees, distributees, legal representatives, successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person any rights or remedies hereunder.

Section 6.10        Severability.

In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the fullest extent possible, the economic, business and other purposes and effects of such void or unenforceable provision.

Section 6.11        Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties will be entitled, in addition to any other remedy to which they are entitled at Law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. The parties hereto agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties pursuant to this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Section 6.12        Fees and Expenses.

Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such fees and expenses whether or not the Merger, the other Transactions contemplated by the Merger Agreement or the transactions contemplated hereby are consummated.

Section 6.13        Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as otherwise provided in this Agreement.

Section 6.14        Capacity.

The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any Stockholder’s capacity as a director or officer of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 6.15        Non-Recourse.

This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Person shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith

Section 6.16        Obligations Several.

The obligations of the Stockholders under this Agreement shall be several and not joint (and not joint and several).

[Signature Page Follows]

IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

FUTURE FIBER FINCO, INC.

By:	/s/ John Monsky
Name: John Monsky
Title: Vice President and Secretary

[Signature Page to Voting Agreement]

STOCKHOLDERS:

/s/ Ira Sochet
Ira Sochet

Ira Sochet IRA Account

By:	/s/ Ira Sochet
Ira Sochet

Ira Sochet Trust

By:	/s/ Ira Sochet
Ira Sochet, Trustee

Sochet & Company, Inc.

By:	/s/ Ira Sochet
Ira Sochet, President

[Signature Page to Voting Agreement]

Schedule I

Subject Shares

Stockholder	Number of Subject Shares

Ira Sochet	1,687,376*

Ira Sochet IRA Account	196,866

Ira Sochet Trust	1,431,341

Sochet & Company, Inc.	59,169

* Composed entirely of shares held by Ira Sochet IRA Account, Ira Sochet Trust and Sochet & Company, Inc.